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                                                                     Exhibit 5.1

                               December 16, 2002

Board of Directors
ManTech International Corporation
12015 Lee Jackson Highway
Fairfax, Virginia  22033-3300

Re:      ManTech International Corporation
         Registration Statement on Form S-1
         File No. 333-101226

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-1, File No. 333-101226, as amended (the "Registration Statement"), of ManTech International Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering of up to 7,072,500 shares (including shares to be issued upon exercise of the underwriters' over-allotment options) (the "Shares") of the Company's Class A Common Stock, par value $0.01 per share, proposed to be offered by the Company and the Selling Stockholders identified in the Registration Statement.

         In connection with rendering the opinions set forth in this letter, we have examined and relied upon the Registration Statement, the Company's Certificate of Incorporation and Bylaws as in effect on the date of this opinion, resolutions of the Board of Directors of the Company, and the originals or copies of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

         (i) We have assumed without verification the genuineness of all signatures on all documents, the legal capacity of all natural persons, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

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ManTech International Corporation
December 16, 2002
Page 2


         (ii) The opinions set forth herein are based on existing laws, ordinances, rules, regulations, and judicial and administrative decisions as they presently have been interpreted, and we can give no assurance that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

         (iii) We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

         (iv) We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

         (v) We express no opinion as to the effect or application of any laws or regulations other than the internal laws of the State of Delaware. As to matters governed by the laws specified in the preceding sentence, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

         Based on the foregoing, upon the assumption that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that (i) the Shares to be sold by the Selling Stockholders are validly issued, fully paid and non-assessable, and (ii) the Shares to be sold by the Company, when issued against payment therefor in connection with the offering, will be validly issued, fully paid and non-assessable.

         This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

         We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to reference to our firm under the caption "Validity of Common Stock" contained in the Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

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ManTech International Corporation
December 16, 2002
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                                                     Very truly yours,



                                                     /s/Arnold & Porter
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                                                     Arnold & Porter